As filed with the Securities and Exchange Commission on July 27, 1999
                                                    Registration No. 333-______
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ---------------------------

                           FPIC INSURANCE GROUP, INC.
               (Exact name of registrant as specified in charter)

          Florida                                      59-3359111
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                        1000 Riverside Avenue, Suite 800
                             Jacksonville, FL 32202
                                  904-354-5910
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                               John R. Byers, Esq.
                           FPIC Insurance Group, Inc.
                   Chief Operating Officer and General Counsel
                        1000 Riverside Avenue, Suite 800
                             Jacksonville, FL 32202
                                  904-354-5910
                (Name, address, including zip code, and telephone
                number including area code, of agent for service)
                           ---------------------------

                                   Copies to:

                             Michael B. Kirwan, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           50 N. Laura St., Suite 2800
                             Jacksonville, FL 32202
                                  904-354-8000
                           ---------------------------


Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
                           ---------------------------


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                   Proposed             Proposed
                                                 Amount             maximum             maximum            Amount of
             Title of Shares                      to be         offering price         aggregate          registration
            to be registered                   registered        per Share (1)     offering price (1)         fee

Common Stock $.10 par value per share        263,816 shares         $47.32             $12,482,454.04       $3,470.49




Estimated solely for purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on July 22, 1999, as reported on the Nasdaq National Market.

                           ---------------------------


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     We will amend and complete the information in this prospectus. Although we are permitted by U.S. federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the registration statement filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

                   SUBJECT TO COMPLETION, DATED JULY 27, 1999

                                   PROSPECTUS

                                263,816 Shares of
                                  Common Stock

                           FPIC INSURANCE GROUP, INC.

     This is a public offering of 263,816 shares of common stock of FPIC Insurance Group, Inc. The selling shareholder identified in the prospectus is selling all of the 263,816 shares offered under this prospectus. The shares offered under this prospectus may be sold from time to time by the selling shareholder, or by pledgees, donees, transferees or other successors in interest. The Company will not receive any proceeds from the shares of common stock sold by the selling shareholder.

     The Company's common stock is traded on the Nasdaq National Market under the symbol "FPIC." On July __, 1999, the last reported sales price for the Company's common stock on the Nasdaq National Market was $_________ per share.

                           ---------------------------



     Neither the SEC nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           ---------------------------


                  The date of this prospectus is July___, 1999

                                TABLE OF CONTENTS
                                                                       PAGE
WHERE YOU CAN FIND MORE INFORMATION.....................................2
THE COMPANY.............................................................3
SELLING SHAREHOLDER.....................................................4
PLAN OF DISTRIBUTION....................................................4
LEGAL MATTERS...........................................................5
EXPERTS.................................................................5

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the shares of common stock being offered. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (3) Description of the Company's Common Stock as set forth in the Registration Statement on Form 8-A/A dated July 30, 1996.

     (4) The Company's report on Form 8-K, filed with the Commission on July 7, 1999.

     All  other  documents  subsequently  filed by the  Registrant  pursuant  to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                                  John R. Byers
                   Chief Operating Officer and General Counsel
                           FPIC Insurance Group, Inc.
                        1000 Riverside Avenue, Suite 800
                           Jacksonville, Florida 32204
                                  904-354-5910

     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                   THE COMPANY

     FPIC Insurance Group, Inc. (the "Company") is an insurance holding company. The Company's direct and indirect subsidiaries include Florida Physicians Insurance Company, Inc. ("FPIC"), Anesthesiologists' Professional Assurance Company, Inc. ("APAC"), Administrators For The Professions, Inc., McCreary Corporation, Employer's Mutual, Inc., The Tenere Group, Inc., Intermed Insurance Company and Interlex Insurance Company.

     The Company provides a number of insurance products with a concentration on liability insurance products for the healthcare community. Medical professional liability ("MPL") insurance for physicians and dentists is the Company's primary product. MPL insurance insures a physician, dentist, hospital or other healthcare provider against liabilities arising from the rendering of or failure to render professional healthcare services. The Company's products are offered in several states. Based on the number of physicians and dentists insured, the Company is the largest provider of MPL insurance in Florida.

     The Company's executive offices are located at 1000 Riverside Avenue, Suite 800, Jacksonville, Florida 32204. The Company's telephone number at that location is 904-354- 5910.

                                 USE OF PROCEEDS

     All of the shares offered under this prospectus are being sold by the selling shareholder. Although the Company does not expect to receive any proceeds from the sale of these shares, 58,626 of the selling shareholder's shares, or the proceeds from the sale of those shares, are pledged to the Company by the selling shareholder to secure its obligations to the Company under an indemnification and stock pledge agreement.

                               SELLING SHAREHOLDER

     The  following  table sets forth (i) the name of the  selling  shareholder,
(ii) the number of shares of common stock beneficially owned by such selling shareholder prior to the offering and being offered hereby, and (iii) the number of shares of common stock beneficially owned by such selling shareholder after completion of the offering.



                                      Shares                                 Shares
                                   Beneficially           Shares          Beneficially
                                  Owned Prior to           Being              Owned
 Selling Shareholder              Offering (1)(2)         Offered      After Offering (2)
 -------------------              ---------------         -------      ------------------

The APAA Liquidating Trust 3          263,816             263,816               0

---------------------------

     (1) All share ownership information was provided to the Company by the selling shareholder.

     (2) Assumes that all of the shares held by the selling shareholder and being offered hereby are sold, and that the selling shareholder acquires no additional shares of common stock prior to completion of this offering. The selling shareholder beneficially owns less than 1% of the total number of shares of common stock outstanding.

     (3) The APAA Liquidating Trust is a Florida trust that was formed in 1998 in connection with the Company's acquisition of APAC. The trustees are Frank Moya, M.D., Elizabeth Moya, Joan McNulty, Monte Lichtiger, M.D., and Eugene L. Nagle, M.D. Dr. Moya is a director of the Company, and Elizabeth Moya, who is the daughter of Dr. Moya, is a director of FPIC. Dr. Moya, Elizabeth Moya, Joan McNulty, Dr. Lichtiger and Dr. Nagel are also directors of APAC.

                              PLAN OF DISTRIBUTION

         The shares may be distributed by the selling shareholder to its beneficiaries, in accordance with the plan of distribution that the selling shareholder has used in the past to make cash distributions to its beneficiaries. Such distributions to the selling shareholder's beneficiaries may be in exchange for cancellation or redemption of some or all of the beneficiaries' interests in the selling shareholder.

     The selling shareholder may sell shares to persons other than its beneficiaries from time to time, and sales also may be made by pledgees, donees, transferees and other successors in interest of the selling shareholder. The selling shareholder plans to sell from time to time 2,000 shares for its own account and to use the proceeds as working capital. The selling shareholder has pledged 58,626 shares of the Company's common stock to the Company pursuant to an indemnification and stock pledge agreement that the selling shareholder and the Company entered into in connection with the Company's acquisition of APAC. These 58,626 shares or the proceeds from any sale of these shares will be retained by a collateral agent for the benefit of the Company until the selling shareholder's obligations under the indemnification and stock pledge agreement are satisfied.

     Sales of the shares may be made on one or more exchanges including the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of the common stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; and (e) through the writing of options on the shares.

     If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the SEC pursuant to Rule 424(c) under the Securities Act of 1933. In effecting sales, brokers or dealers engaged by the selling shareholder and/or purchasers of the shares may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions, concessions or discounts from the selling shareholder and/or the purchasers of the shares in amounts to be negotiated prior to the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. From time to time the selling shareholder may engage in short sales, short sales versus the box, puts and calls, contracts for future sale, and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the shares in connection therewith. The Company will bear all expenses in connection with the registration of the shares being offered by the selling shareholder. The selling shareholder will bear any brokerage commissions, discounts and other costs associated with the sale of the shares. The Company has agreed to indemnify the selling shareholder against certain liabilities including liabilities under the Securities Act. The selling shareholder has agreed to indemnify the Company against certain liabilities up to an amount equal to the net proceeds from the sale of shares offered hereby. The selling shareholder may also agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     The selling shareholder and any broker or dealer who acts in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     Because the selling shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq quotation system pursuant to Rule 153 under the Securities Act. The Company has informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.

                                  LEGAL MATTERS

     Legal matters with respect to the validity of the shares offered hereby by the selling shareholder have been passed upon by LeBoeuf, Lamb, Greene & MacRae, L.L.P., Jacksonville, Florida, counsel to the Company.

                                     EXPERTS

     The consolidated financial statements of FPIC Insurance Group, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, incorporated by reference in this prospectus, have been incorporated herein in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                 263,816 Shares

                           FPIC INSURANCE GROUP, INC.

                                  Common Stock

                               P R O S P E C T U S


                                  July __, 1999

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         Registration fee to SEC                             $        3,470
         Accounting fees and expenses                                10,000
         Legal fees and expenses                                     10,000
         Miscellaneous expenses                                       5,000
                                                              -------------
                                                Total         $      28,470


The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. The Company has agreed to bear all expenses in connection with the registration of the shares being offered by the selling shareholder. The selling shareholder will bear any brokerage commissions, discounts and other costs associated with the sale of the shares. The Company has agreed to indemnify the selling shareholder against certain liabilities including liabilities under the Securities Act.

Item 15. Indemnification of Directors and Officers

     Article VI of the Bylaws of the Company provides for indemnification of the Company's directors, officers, employees or agents in accordance with the laws of the State of Florida.

     Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 607.0850(2) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

     Section 607.0850(3) of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) and
(2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection with the defense.

     Section 607.0850(4) of the FBCA provides that any indemnification under subsections (1) and (2) of Section 607.0850, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (1) and (2) of Section 607.0850. Such determination shall be made:

     (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

     (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

     (c) by independent legal counsel:

     (1) selected by the board of directors as prescribed in paragraph (a) or a committee selected as prescribed in paragraph (b); or

     (2) if no quorum of directors can be obtained under paragraph (a) and no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

     (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

     Section 607.0850(7) of the FBCA states that indemnification and advancement of expenses are not exclusive and empowers the corporation to make any other further indemnification or advancement of expenses of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee or agent (a) violated criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from such transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     Section 607.0850(9) of the FBCA permits any director, officer, employee or agent who is or was a party to a proceeding to apply for indemnification or advancement of expenses to any court of competent jurisdiction.

     Section 607.0850(12) of the FBCA permits a corporation to purchase and maintain insurance for a director, officer, employee or agent against any liability incurred in his or her official capacity or arising out of his or her status as such regardless of the corporation's power to indemnify him or her against such liability under this section.

     According to Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the Company or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful; (ii) a transaction from which the director derived improper personal benefit; (iii) a violation of Section 607.0834 of the FBCA, which concerns unlawful payment of dividends; or (iv) in a proceeding by or in the right of the corporation or a proceeding by or in the right of someone other than the corporation or a stockholder, conscious disregard for the best interest of the corporation, or willful misconduct, or recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Item 16. Exhibits and Financial Statement Schedules

     The following exhibits are filed as part of this Registration Statement:

Exhibit
  No.             Description

 5.1              Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

23.1              Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                   (included in Exhibit 5.1).

23.2              Consent of KPMG LLP

24.1 Power of Attorney (included as part of the signature page hereto)

Item 17.   Undertakings.

A. Rule 415 Offerings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F- 3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

C. Indemnification of Officers, Directors and Controlling Persons.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 24th day of July, 1999.

                            FPIC INSURANCE GROUP, INC.
                                        (Registrant)


                            By:  /s/ William R. Russell
                                 William R. Russell
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW BY ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William R. Russell, Robert B. Finch, Donald J. Sabia, Charles W. Emanuel and John R. Byers, and each of them (with full power in each to act alone), as his true and lawful attorneys- in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



           Signature                             Title                             Date

                                         President, Chief Executive             July 24, 1999
/s/ William R. Russell                   Officer and Director
------------------------------------     (Principal Executive Officer)
William R. Russell

                                         Executive Vice President               July 24, 1999
/s/ Robert B. Finch                      and Chief Financial Officer
------------------------------------     Principal Financial Officer)
Robert B. Finch


/s/ Donald J. Sabia                      Vice President/Finance                 July 24, 1999
------------------------------------     (Principal Accounting Officer)
Donald J. Sabia


/s/ James G. White, M.D.                 Director                               July 24, 1999
------------------------------------
James G. White, M.D.


/s/ Guy T. Selander, M.D.                Director                               July 24, 1999
------------------------------------
Guy T. Selander, M.D.


/s/ Gaston J. Acosta-Rua                 Director                               July 24, 1999
------------------------------------
Gaston J. Acosta-Rua


/s/ Richard J. Bagby, M.D.               Director                               July 24, 1999
------------------------------------
Richard J. Bagby, M.D.


                                      II-7







/s/ Robert O. Baratta, M.D.              Chairman of the Board                  July 24, 1999
------------------------------------
Robert O. Baratta, M.D.


/s/ James W. Bridges, M.D.               Director                               July 24, 1999
------------------------------------
James W. Bridges, M.D.


/s/ Curtis E. Gause, D.D.S.              Director                               July 24, 1999
------------------------------------
Curtis E. Gause, D.D.S.


/s/ J. Stewart Hagen, M.D.               Director                               July 24, 1999
------------------------------------
J. Stewart Hagen, M.D.


/s/ Frank M. Moya, M.D.                  Director                               July 24, 1999
------------------------------------
Frank M. Moya, M.D.


/s/ Louis C. Murray, M.D.                Director                               July 24, 1999
------------------------------------
Louis C. Murray, M.D.


/s/ David M. Shapiro, M.D.               Vice Chairman                          July 24, 1999
------------------------------------
David M. Shapiro, M.D.


/s/ Dick L. Van Eldik, M.D.              Director                               July 24, 1999
------------------------------------
Dick L. Van Eldik, M.D.


/s/ Henry M. Yonge, M.D.                 Director                               July 24, 1999
------------------------------------
Henry M. Yonge, M.D.


                                  EXHIBIT INDEX

Exhibit No.        Description

    5.1            Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

    23.1           Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                   (included in Exhibit 5.1).

    23.2           Consent of KPMG LLP.

    24.1 Power of Attorney (included as part of the signature page hereto).


                                      II-9